DEFERRED COMPENSATION AGREEMENT

      AGREEMENT made and entered into as of this 22nd day of November, 1999, between Urban Cool Network, Inc., a Delaware corporation (the "Corporation") having an address at 1401 Elm Street, Dallas, Texas 75202 and Jacob R. Miles, III (the "Executive"), residing at 3416 Hightimber Drive, Grapevine, Texas 76051.

                             W I T N E S S E T H:

      WHEREAS, Executive is presently employed by the Corporation; and

      WHEREAS, the Corporation has accrued the Executive's salary for the period commencing January 1, 1999 through September 30, 1999.

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

1. Term of Employment. The Corporation agrees to pay to Executive the Executive's accrued salary from January 1, 1999 through September 30, 1999 in the amount of $131,250 upon the consummation of an initial public offering of the Corporation's securities which results in gross proceeds of at least $10,000,000.

2. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

3. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in


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      general use; or mailed,  registered  or  certified  mail,  return  receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

      If to:            Jacob R. Miles, III
                        1401 Elm Street
                        Dallas, Texas 75202

      If to:            Urban Cool Network, Inc.
                        1401 Elm Street
                        Dallas, Texas 75202

      With a copy to:   Martin C. Licht, Esq.
                        Silverman, Collura & Chernis, P.C.
                        381 Park Avenue South
                        New York, New York  10016

      Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.

4. Assignment. Executive shall not be entitled to assign his rights, duties or obligations under this Agreement.

5. Amendments. The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.

6. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of Texas, without reference to its conflict of laws principles.

7. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this


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      Agreement.

8. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9. Counterparts; Facsimile. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have affixed their signatures the day and year first above written.

                                          URBAN COOL NETWORK, INC.


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                          ------------------------------------
                                          Jacob R. Miles, III


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